UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2008

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated August 4, 2008, Patrick J. Ferguson resigned as President of CP Medical Corporation, effective September 12, 2008.  The text of Mr. Ferguson’s resignation letter, which was received by Theragenics on August 6, 2008, is attached as Exhibit 99.1.

Janet E. Zeman was appointed as President of CP Medical, effective September 12, 2008.  Ms. Zeman has over 23 years of experience in the medical device and pharmaceutical industry.   She has been employed by Theragenics or one of its subsidiaries since 1996.  From March 2008 until the present date she has served as the General Manager of CP Medical.  From August 2003 to March 2008 Ms. Zeman served as Vice President of New Medical Products for Theragenics and in 2005 she assumed additional responsibilities as Vice President of Government Affairs. Prior to her employment at Theragenics, Ms. Zeman has held positions with CIBA Vision Corporation and Pfeiffer Pharmaceuticals.  Her areas of expertise include operations, quality management, new product submissions, federal agency negotiations, clinical trial management, industry coalition leadership and government affairs.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Resignation letter from Mr. Patrick J. Ferguson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: August 12, 2008	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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